UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2018

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8345 W. Sunset Road, Suite 300, Las Vegas, Nevada 89113

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

Real Estate Purchase Agreement; Agreement and Plan of Merger

On April 15, 2018, Tropicana Entertainment Inc., a Delaware corporation (the “Company”), entered into (i) a Real Estate Purchase Agreement (the “Real Estate Purchase Agreement”) with GLP Capital, L.P., a Pennsylvania limited partnership (“GLP”), and (ii) an Agreement and Plan of Merger (the “Merger Agreement”) with Eldorado Resorts, Inc., a Nevada corporation (“Parent”), Delta Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and GLP, pursuant to which, as more fully described below, the Company has agreed to sell its real estate assets to GLP and its gaming and hotel operations to Parent for an aggregate consideration of approximately $1.85 billion in cash, which amount is subject to adjustment.

Subject to the terms of the Real Estate Purchase Agreement, the Company has agreed to sell the real property assets held by its subsidiaries, other than the Company’s operations and subsidiaries located in Aruba (the “Aruba Operations”), to GLP (the “Real Estate Purchase”) for a purchase price of $1.21 billion (the “Real Estate Purchase Price”).  Immediately following the Real Estate Purchase, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”).  Following the consummation of the Merger, the Company will be a wholly-owned subsidiary of Parent.

In connection with the transactions contemplated by the Real Estate Purchase Agreement and the Merger Agreement, the Company has agreed to use its reasonable efforts to cause the Aruba Operations to be distributed, transferred or disposed of by the Company prior to the closing of the transactions contemplated by the Real Estate Purchase Agreement and the Merger Agreement, which could include the spin-off of the Aruba Operations to its stockholders.

Subject to the terms of the Merger Agreement, at the effective time of the merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by holders who have exercised their appraisal rights under Delaware law) will be cancelled and converted into the right to receive the per share merger consideration.  Subject to other adjustments not expected to be material, the per share merger consideration, which is payable in cash, is determined as follows:

(a)                                 $640 million, which reflects the consideration paid by Parent in respect of the Merger;

(b)                                 plus $1.21 billion, which reflects the Real Estate Purchase Price received by the Company;

(c)                                  plus the amount of net proceeds received by the Company in connection with the distribution, transfer or disposition of its Aruba Operations;

(d)                                 minus the Real Estate Purchase Tax Amount (as defined in the Merger Agreement);

(e)                                  minus 50% of the Estimated State Income Tax Amount (as defined in the Merger Agreement), which Estimated State Tax Amount is limited to a maximum of $38 million;

(f)                                   minus the excess, if any, of the Estimated State Income Tax Amount over $38 million;

(g)                                  divided by 23,834,512, which reflects the aggregate number of shares of Common Stock that are issued and outstanding.

Without taking into consideration any net proceeds associated with the distribution, transfer or disposition of the Aruba Operations which is reflected in clause (c) above, the Company has estimated that the aggregate merger consideration, as adjusted to take into account the amounts set forth in clauses (d), (e) and (f) above, will be approximately $1.77 billion.

The parties to the Merger Agreement and the Real Estate Purchase Agreement have made certain customary representations and warranties and have agreed to certain covenants.

The closing of the transactions contemplated by the Real Estate Purchase Agreement and the Merger Agreement are subject to customary conditions, including, among other things, (i) receiving the required approval of the Company’s stockholders, which approval will be effected after execution of the Merger Agreement, through the written consent (the “Written Consent”) of American Entertainment Properties Inc., a significant stockholder of the Company (“AEPC”), (ii) twenty days having elapsed since the mailing to the Company’s stockholders of a definitive information statement with respect to adoption of the Merger Agreement and the Real Estate Purchase Agreement by AEPC pursuant to the Written Consent, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the receipt of certain other specified governmental approvals relating to the conduct of gaming operations (the “Gaming Approvals”), and (v) the Company shall have distributed, transferred or disposed of the Aruba Operations.  The transactions contemplated by the Real Estate Purchase Agreement and Merger Agreement are not conditioned upon GLP or Parent obtaining financing.

During the period from April 15, 2018 and ending at 6:00 p.m. (New York City time) on Tuesday, May 15, 2018 (such time and date, subject to extension as provided in the Merger Agreement, the “Stockholder Consent Delivery Date”), if the Company has received a bona fide written Acquisition Proposal (as defined in the Merger Agreement) from a third-party and the Company’s Board of Directors (or a committee thereof) determines in good faith, based on information then available and after consultation with legal counsel, that such Acquisition Proposal may result in a Superior Proposal (as defined in the Merger Agreement), then the Company has the right to, among other things, furnish non-public information to such third party and participate in discussions or negotiations with any third party making such Acquisition Proposal regarding the Acquisition Proposal (the “Window Shop Activities”).  Assuming that the Written Consent is delivered on the Stockholder Consent Delivery Date, then from and after the Stockholder Consent Delivery Date, the Company is prohibited from engaging in the Window Shop Activities.

The Merger Agreement may be terminated by the mutual consent of Parent and GLP, on the one hand, and the Company, on the other.  Parent and GLP may terminate the Merger Agreement if the Written Consent is not delivered on or prior to the Stockholder Consent Delivery Date.  The Company may terminate the Merger Agreement at any time prior to the Stockholder Consent Delivery Date if the Company’s Board of Directors (or a committee thereof) has made a Change of Board Recommendation (as defined in the Merger Agreement).

In addition, each of Parent and GLP, on the one hand, and the Company, on the other hand, may terminate the Merger Agreement if: (i) any governmental order restraining or prohibiting the Merger becomes final and non-appealable or any law is in effect that prevents or makes illegal the consummation of the Merger (the “Governmental Order Condition”): (ii) the Merger is not consummated by January 15, 2019, which date may be extended in certain circumstances to allow sufficient time to receive certain regulatory approvals (the “Outside Date”); and (iii) the other party breaches any of its representations, warranties, covenants or agreements in the Merger Agreement, Real Estate Purchase Agreement or the Disaffiliation Agreement, in each case, such that the conditions to close the Merger that relate to compliance with the representations and warranties and other obligations under the Merger Agreement are not reasonably capable of being satisfied while such breach is continuing and the breach is incapable of being cured sufficient to allow satisfaction of the conditions prior to the Outside Date or such breach is capable of being cured and has not been cured within thirty days after notice of such breach (a “Specified Breach”).

If the Merger Agreement is terminated by (i) Parent and GLP because the Written Consent has not been delivered on or prior to the Stockholder Consent Delivery Date or (ii) the Company terminates the Merger Agreement as a result of a Change of Board Recommendation, then the Company shall pay Parent and GLP a termination fee in an aggregate amount of $92.5 million.

If the Merger Agreement is terminated by (i) the Company due to a Specified Breach by Parent or GLP or (ii) Parent and GLP, on the one hand, or the Company, on the other hand, as a result of (x) the Governmental Order Condition relating to required approvals under the HSR Act or any Gaming Approval or (y) the Merger not being consummated by the Outside Date, after giving effect to any extensions thereto, as a result of the failure of the conditions relating to obtaining approvals under the HSR Act or Gaming Approvals, then Parent and GLP shall pay the Company a reverse termination fee in an aggregate amount of $92.5 million. The parties will also be entitled to seek all remedies available at law or in equity against the other, including specific performance.

In addition, prior to the closing of the transactions contemplated by the Real Estate Purchase Agreement and the Merger Agreement, the Company will terminate its relationship with Insight Portfolio Group, LLC, an affiliate of the Company that provides consulting services and expertise in sourcing goods and services and insurance products to its members, which consist of Icahn portfolio companies.

The foregoing descriptions of the Merger Agreement and the Real Estate Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. A copy of the Real Estate Purchase Agreement is attached hereto as Exhibit A to Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement, the Real Estate Purchase Agreement and the foregoing descriptions of the Merger Agreement and the Real Estate Purchase Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the parties to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors are not third party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Disaffiliation Agreement

In connection with the transactions contemplated by the Real Estate Purchase Agreement and the Merger Agreement, the Company, on behalf of itself and its subsidiaries, entered into the Disaffiliation Agreement with AEPC and Parent (the “Disaffiliation Agreement”), pursuant to which the parties thereto agreed to address certain tax and other matters relating to the separation of the Company from AEPC and its affiliates and to address the existing agreements between the Company and its subsidiaries, on the one hand, and AEPC and its affiliates, on the other, under the Tax Allocation Agreement that was entered into on September 16, 2017 (the “Tax Allocation Agreement”).

The Company is part of the AEPC affiliated group (as such term is defined in the Internal Revenue Code of 1986, as amended) and from and after September 16, 2017, AEPC and its subsidiaries filed consolidated federal tax returns with the Company and its subsidiaries.  The Tax Allocation Agreement currently governs the relationship of the parties thereto with respect to tax preparation, tax payments and certain other matters.  Pursuant to the terms of the Disaffiliation Agreement, as of the Effective Time, the Tax Allocation Agreement will terminate and the terms and conditions of the Disaffiliation Agreement will govern the relationship of the parties from and after the Effective Time with respect to the matters set forth therein.

As the Real Estate Purchase will be a taxable transaction, pursuant to Section 5(c) of the Disaffiliation Agreement, AEPC will be entitled to receive a tax distribution from the Company in respect of the federal income tax expected to result from or be attributable to the Real Estate Purchase pursuant to the terms of the Real Estate Purchase Agreement.  The payment to be made under Section 5(c) of the Disaffiliation Agreement would have, but for the execution of the Disaffiliation Agreement, been made under the Tax Allocation Agreement.

The foregoing description of the Disaffiliation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit E to Exhibit 2.1 and is incorporated by reference herein.

Voting Agreement

In connection with the execution of the Real Estate Purchase Agreement and Merger Agreement, Parent, GLP, and AEPC and certain of its affiliates entered into a voting and support agreement (the “Voting Agreement”).  Subject to the terms and conditions set forth in the Voting Agreement, AEPC and its affiliates agreed, among other things, to vote the shares of Common Stock over which they have voting power in favor of the adoption of the Real Estate Purchase Agreement, the Merger Agreement, the Real Estate Purchase, the Merger and the other transactions contemplated in connection therewith, including, but not limited to, by AEPC delivering the Written Consent to Parent and GLP by the Stockholder Consent Delivery Date.

The Voting Agreement also contains certain restrictions on the transfer of shares of Common Stock by AEPC and its affiliates and includes a waiver of appraisal rights by AEPC and its affiliates.  The Voting Agreement will terminate upon the earlier of the Effective Time, the termination of the Real Estate Purchase Agreement or the Merger Agreement, or the mutual written consent of the parties to the Voting Agreement.  The Voting Agreement will automatically terminate in the event of a Change of Board Recommendation in connection with a Superior Proposal.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit B to Exhibit 2.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

Change in Control and Severance Plan

In connection with the Merger, on April 15, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the Tropicana Entertainment Inc. Change in Control and Severance Plan (the “CIC Plan”).  The CIC Plan is intended to provide assurances of specified benefits to designated employees of the Company (each, an “Eligible Employee”) in the event their employment is involuntarily terminated following a Change in Control (as defined in the CIC Plan) of the Company.  Anthony Rodio, the Company’s President and Chief Executive Officer, Theresa Glebocki, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and William Murtha, the Company’s Executive Vice President, General Counsel and Secretary, and certain other senior executives have been designated by the Compensation Committee as Eligible Employees under the CIC Plan.  Unless the Company or any of its Affiliates (as defined in the CIC Plan) and the Eligible Employee otherwise agree, effective as of April 15, 2018, but contingent upon the occurrence of the Change in Control, the CIC Plan supersedes the Tropicana Entertainment Inc.

Severance Pay Plan, or any other severance or termination plan, policy or practice of the Company or any of its Affiliates that would otherwise apply under the circumstances described in the CIC Plan to such Eligible Employee.

The CIC Plan will automatically terminate on January 1, 2020, unless (i) a Change in Control has been consummated or (ii) a Potential Change in Control (as defined below) is pending.  In the event that, on or prior to December 31, 2019 (the “Outside Date”), (a) a Change in Control occurs, or (b) the Company enters into a definitive agreement which, if consummated, would result in a Change in Control (“Potential Change in Control”), and such Potential Change in Control results in a Change in Control, the CIC Plan will terminate automatically upon the completion of all payments (if any) under the terms of the CIC Plan.

The payments and benefits provided under the CIC Plan are double trigger and are payable only if, during the twenty-four (24) months following the consummation of a Change in Control (the “Change in Control Period”), an Eligible Employee’s employment with the Company is terminated, by the Eligible Employee for Good Reason (as defined in the CIC Plan), or by the Company or a Subsidiary of the Company without Cause (as defined in the CIC Plan, a termination without Cause or for Good Reason, an “Involuntary Termination”).  If an Eligible Employee is subject to an Involuntary Termination during a Change in Control Period, then subject to the Eligible Employee’s compliance with the terms and conditions of the CIC Plan, the Eligible Employee will be entitled to receive (i) his or her base salary earned but unpaid through the date of termination, any unused accrued paid time off in accordance with the applicable Company paid-time-off policy, any unreimbursed expenses in accordance with the Company’s expense reimbursement policy, and any accrued and vested rights or benefits under any Company sponsored employee benefits plans payable in accordance with the terms and conditions of such plans and (ii) a cash severance payment (the “Severance Benefit”) in an amount set forth in the Eligible Employee’s Participation Agreement (as defined in the CIC Plan), payable in a lump sum on the Company’s first payroll date following the 60th day after the date of the Involuntary Termination.  The Severance Benefit will be reduced (offset) by any amounts payable (i) under any statutory entitlement, and (ii) pursuant to any agreement between the Eligible Employee and the Company or any of its Affiliates.  Mr. Rodio, Ms. Glebocki and Mr. Murtha, the Company’s named executive officers, have been awarded Severance Benefits in the amount of $3,500,000, $900,000, and $850,000, respectively, subject to the terms and conditions of the CIC Plan.

In order to receive the Severance Benefit, the Eligible Employee must execute a separation and release of claims agreement and comply with certain confidentiality and non-disparagement covenants, and during the restricted period applicable to each such Eligible Employee, non-solicitation and non-competition covenants.  Mr. Rodio, Ms. Glebocki and Mr. Murtha, the Company’s named executive officers, have each agreed to restricted periods of twelve (12) months.

To the extent that any payment or distribution of any type to or for the benefit of an Eligible Employee by the Company, any Affiliate of the Company, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder), or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of the CIC Plan or otherwise (the

“Payments”) constitutes a “parachute payment” (within the meaning of Section 280G of the Code), such Payments will be subject to a “best net” set of calculation.  Under the best net calculations, the Eligible Employee will either receive all such Payments subject to the applicable excise tax imposed under Section 4999 of the Code (the “Excise Tax”), and will pay his or her own Excise Tax on such Payments, or the Payments will be reduced so that the Excise Tax does not apply, whichever approach yields the best after-tax outcome, taking into account all applicable federal, state, and local taxes, for the Eligible Employee.

If consummated, the Merger would constitute a Change in Control under the CIC Plan, and Eligible Employees would be entitled to receive the applicable Severance Benefits if they are subject to an Involuntary Termination during the twenty-four (24) months following the closing of the Merger and otherwise comply with the terms and conditions of the CIC Plan.

Payments of 2018 MIP Awards, 2016-2018 LTIP Awards, 2017-2019 LTIP Awards and 2018-2020 LTIP Awards

In connection with the Merger, the Compensation Committee approved the following actions with respect to awards granted under the Company’s 2016 Performance Incentive Plan (the “Incentive Plan”):

2018 Management Incentive Awards:  Parent, Merger Sub or the Company will cause the incentive bonus amount under the 2018 Management Incentive Plan (the “2018 MIP”) to be determined (by the Company’s Compensation Committee after consultation with the Parent and consistent with the terms of the 2018 MIP) and paid in the ordinary course of business, consistent with past practice no later than March 15, 2019.  The Target Bonus Percentage (as defined in the 2018 MIP) will be determined by the Company’s management and Compensation Committee prior to the Closing consistent with the terms of the 2018 MIP and past practice.  Any participant in the 2018 MIP whose employment is terminated on or following the Closing Date (A) by the Company, Parent, Merger Sub and their Subsidiaries without “Cause” (as such term is defined in the CIC Plan, without regard to whether such participant is eligible to participate in the CIC Plan), (B) by the participant for “Good Reason” (as such term is defined in the CIC Plan), if the participant is a participant in the CIC Plan, or (C) by the participant (other than a participant who is a participant in the CIC Plan) for certain specified good reason events, will continue to be eligible to receive a payout under the 2018 MIP.  The payout of the incentive bonus amounts under the 2018 MIP will be determined based on actual performance results for the applicable period, and pro-rated based on a fraction, the numerator of which is the number of days the participant was employed by the Company, Parent, Merger Sub or any of their respective Subsidiaries during the fiscal year ending December 31, 2018, and the denominator of which is 365.

2018 Performance Awards:  Parent, Merger Sub or the Company, as applicable, shall cause all amounts pursuant to a Performance Award for the 2016-2018 LTIP cycle (the “2018 LTIP Cycle”), to be determined (by the Company’s Compensation Committee after consultation with the Parent and consistent with the terms of the Incentive Plan and the applicable Performance Award Agreement) and paid in the ordinary course of business consistent with past practice no later than March 15, 2019. Any participant whose employment is terminated on or following the Closing Date (A) by the Company, Parent, Merger Sub and their Subsidiaries without “Cause”

(as such term is defined in the CIC Plan, without regard to whether such participant is eligible to participate in the CIC Plan), (B) by the participant for “Good Reason” (as such term is defined in the CIC Plan), if the participant is a participant in the CIC Plan, or (C) by the participant (other than a participant who is a participant in the CIC Plan) for certain specified good reason events, or (D) due to a “Qualifying Event” (as defined in the Performance Award Agreement), shall continue to be eligible to receive a payout of his or her Performance Award for the 2018 LTIP Cycle. The payout of amounts under the 2018 Performance Awards will be determined based on actual performance results for the 2018 LTIP Period, and pro-rated based on a fraction, the numerator of which is the number of calendar months the participant was employed by the Company, Parent, Merger Sub or their Subsidiaries during the 2018 LTIP Cycle, and the denominator of which is thirty-six (36).

2019 Performance Awards and 2020 Performance Awards:  Pursuant to Section 9 of the Performance Award Agreements, Parent, Merger Sub or the Company, as applicable, shall cause all amounts pursuant to Performance Awards for the 2017-2019 LTIP cycle (the “2019 LTIP Cycle”) and the 2018-2020 LTIP cycle (the “2020 LTIP Cycle”) to be paid as soon as reasonably practicable (in connection with ordinary payroll cycles) following the Closing.  The Performance Awards will be pro-rated for the 2019 LTIP Cycle and 2020 LTIP Cycle.  Each participant’s eligibility for such pro-rated Performance Award will be determined by reference to a pro-rated Performance Goal (as defined in the Performance Award Agreement), as determined by the Company’s Compensation Committee immediately prior to the Closing Date after consultation with Parent and consistent with the terms of the Incentive Plan and applicable Performance Award Agreement, calculated based on actual performance results by multiplying the Cumulative Operational EBITDA target or Cumulative Property EBITDA target (each as set forth in the applicable Performance Award Agreement), as applicable, and pro-rated based on a fraction the numerator of which is the number of completed full calendar months in the 2019 LTIP Cycle or 2020 LTIP Cycle, as applicable, prior to the Closing and the denominator of which is thirty-six (36).  The payout amount with respect to any such pro-rated Performance Award will also be pro-rated by multiplying the Actual Performance Award (as defined in the Performance Award Agreement) by a fraction the numerator of which is the number of completed full calendar months in the applicable LTIP Cycle prior to the Closing and the denominator of which is thirty-six (36).  The 2019 Performance Awards and the 2020 Performance Awards will thereafter be cancelled.

The foregoing description of the CIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01     Regulation FD Disclosure.

On April 16, 2018, the Company issued a press release announcing the execution of the Real Estate Purchase Agreement and the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01                                           Other Events

In connection with the transactions contemplated by the Real Estate Purchase Agreement and the Merger Agreement, on April 15, 2018, the Board terminated the Company’s stock repurchase program, effective immediately.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial known and unknown risks and uncertainties.  In some situations, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements.  Such statements include, but are not limited to, statements regarding the Company’s planned real estate sale to GLP and planned merger with Parent and the anticipated timing thereof,  expectations regarding, and adjustments to, the aggregate consideration relating to the transactions described in this Current Report on Form 8-K and Exhibit 99.1 hereto, statements regarding the disposition of Tropicana’s Aruba assets, statements regarding potential tax and change in control payments, and statements regarding the voting agreement. You should consider these statements carefully because they discuss our plans regarding the Merger and the Real Estate Purchase, and our strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Merger and the Real Estate Purchase as set forth in the Merger Agreement and the Real Estate Purchase Agreement, including, but not limited to, the expiration of the waiting period under the HSR Act; the receipt of the Gaming Approvals; the outcome of any legal proceedings that may be instituted against the Company and others related to the transaction; the ability to retain certain key employees of the Company; and the risks identified and discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, and the other documents that the Company files with the SEC from time to time. There will be events in the future, however, that the Company is not able to predict accurately or control. The Company’s actual results may differ materially from the expectations that the Company describes in its forward-looking statements. Factors or events that could cause the Company’s actual results to materially differ may emerge from time to time, and it is not possible for the Company to accurately predict all of them. Any forward-looking statement made by the Company in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which the Company makes it. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent and the proposed Real Estate Purchase involving the Company and GLP. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger and the Real Estate Purchase specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and describing the proposed Merger and the proposed Real Estate Purchase. When completed, and following the Stockholder Consent Delivery Date, a definitive information statement will be mailed to the Company’s stockholders. Investors are urged to carefully read the information statement regarding the proposed Merger and the proposed Real Estate Purchase and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger and the proposed Real Estate Purchase. You may obtain copies of all documents filed with the SEC regarding the Real Estate Purchase Agreement, the Merger Agreement, the Real Estate Purchase and the Merger, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to the Company at 8345 W. Sunset Road, Suite 300, Las Vegas, Nevada 89113, telephone (702) 589-3900, Attention: Corporate Secretary.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 15, 2018, by and among Eldorado Resorts, Inc., Delta Merger Sub, Inc., GLP Capital, L.P. and Tropicana Entertainment Inc.**

10.1	Tropicana Entertainment Inc. Change in Control and Severance Plan, dated as of April 15, 2018.

99.1	Press Release of Tropicana Entertainment Inc. dated April 16, 2018.

** Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2018

TROPICANA ENTERTAINMENT INC.

	By:	/s/ Theresa Glebocki
	Name:	Theresa Glebocki
	Title:	Chief Financial Officer